News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS SECOND QUARTER 2017 RESULTS

$2.45 Billion of Previously Announced $2.95 Billion Medical Office Sales Completed at 4.6 Percent In-Place Cap Rate

18.7 Percent Rent Growth on Leases

2017 Guidance Updated

(INDIANAPOLIS, July 26, 2017) – Duke Realty Corporation (NYSE: DRE), a leading industrial property REIT, today reported results for the second quarter of 2017.

Quarterly Highlights

- Net income per diluted share was $3.38 for the quarter. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.36 for the quarter while Core Funds from Operations ("Core FFO") per diluted share was $0.32 for the quarter.

- Portfolio operating performance within the company's industrial portfolio:
  - Total stabilized occupancy at June 30, 2017 of 97.7 percent compared to 98.7 percent at March 31, 2017 and 98.1 percent at June 30, 2016
  - Total in-service occupancy at June 30, 2017 of 96.0 percent compared to 97.9 percent at March 31, 2017 and 96.7 percent at June 30, 2016
  - Total occupancy, including properties under development, of 93.5 percent at June 30, 2017 compared to 95.9 percent at March 31, 2017 and 95.6 percent at June 30, 2016
  - Tenant retention of 71.5 percent for the quarter

- Same-property net operating income growth of 3.6 percent and 4.6 percent for the three and six months ended June 30, 2017 compared to the same periods in 2016
- Total leasing activity of 4.6 million square feet for the quarter
- Overall rent growth on new and renewal leases of 18.7 percent for the quarter

• Successful execution of capital transactions:

- Completed the sale of 77 medical office properties, ownership interests in two unconsolidated medical office joint ventures, one parcel of undeveloped medical office land and one non-strategic industrial building for a combined sales price of $2.46 billion, with an additional $20 million promote payment related to the sale of one of the unconsolidated joint ventures
- Redeemed $286 million of 6.5 percent unsecured notes with a scheduled maturity of January 2018
- Repaid $250 million variable-rate term loan with a scheduled maturity in January 2019
- Repaid the $237 million of borrowings on the company's unsecured line of credit that was outstanding on March 31, 2017
- Completed $124 million of acquisitions of five bulk industrial buildings in Tier 1 markets during the quarter
- Started new industrial development projects with expected costs of $154 million

Jim Connor, Chairman and CEO said, "I am happy to announce that we have substantially completed the previously announced sale of our medical office business, generating $2.45 billion in proceeds to date, with the remaining properties expected to close during the third quarter. This transaction generated significant stakeholder value and positions us for substantial future growth as the leading pure play domestic industrial REIT.

We continued to maintain high levels of occupancy, completing the second quarter with stabilized occupancy in our industrial portfolio at 97.7 percent, which reflects an expected slight decrease from the peak occupancy that we reached at March 31, 2017. Rental rate growth on new and renewal leases continues to be very strong, with growth for leases executed during the quarter totaling nearly 19 percent."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "We were able to utilize immediately a portion of the proceeds from our medical office sales to reduce

indebtedness, paying off over $930 million of debt since March 31, 2017, including $129 million of 6.75 percent unsecured notes that were repaid earlier this month and that were scheduled to mature in March 2020.

Of the total sales price from the medical office dispositions, $400 million was structured as seller financing, which bears interest at 4 percent and matures over the next three years, while another $796 million was placed in escrow accounts to finance future acquisitions and development. These actions will enable us to prudently re-deploy proceeds over time as opportunistic investment opportunities arise.

After using the remaining proceeds to finance development and acquisition activities, we finished the quarter with $76 million of available cash."

Financial Performance

- A complete reconciliation, in dollars and per share amounts, of net income to FFO, as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.
- Net income was $3.38 per diluted share, or $1.22 billion, for the second quarter of 2017 compared to $0.31 per diluted share for the second quarter of 2016. The significant increase in net income per diluted share from the second quarter of 2016 was driven by the gains recognized on the medical office sales.
- FFO, as defined by NAREIT, was $0.36 per diluted share for the second quarter of 2017, or $131 million, compared to $0.35 per diluted share for the second quarter of 2016. FFO, as defined by NAREIT, increased from the second quarter of 2016 as the result of $20 million of promote income, which was partially offset by a $7 million increase in debt extinguishment costs.
- Core FFO was $0.32 per diluted share, or $117 million, for the second quarter of 2017 compared to $0.30 per diluted share for the second quarter of 2016. The increase to Core FFO was the result of improved operational performance from increased occupancy and rental rate growth. The impact of the company's medical office sales was not fully reflected in Core FFO during the second quarter of 2017 due to the majority of such sales being completed in June.

Real Estate Investment Activity

Mr. Connor further stated, "We started $154 million of developments, which were 35 percent pre-leased in total. After considering the speculative developments we have

recently started, we finished the quarter with a 10.9 million square foot development pipeline, with total expected project costs of $774 million, and a strong pre-leasing level of 65 percent. As reflected in our updated 2017 guidance, we expect to continue to re-deploy the proceeds of our medical office sales to fund a robust development pipeline.

The medical office sale proceeds will also be used to fund our pipeline of acquisitions, as reflected in our updated guidance, which are in high-barrier markets and are generally newly constructed properties. Earlier this month we closed on three acquisitions; two in Southern California and one in Northern New Jersey for a total of $150 million. We have approximately $500 million of acquisitions in Southern California, New Jersey and South Florida under contract and subject to customary closing conditions that we expect to close by year end. Many of the pending acquisitions are recently completed speculative development projects, allowing for future value creation as we execute leases in these high-growth markets. These acquisitions will be immediately accretive to FFO and AFFO upon stabilization as the stabilized returns will be in excess of the cap rate achieved on the medical office disposition. Also, given the high-barrier markets where these acquisitions are located, they will provide better prospects for future rent growth than our medical office properties provided."

Development

The second quarter included the following development activity:

Wholly Owned Properties

- During the quarter, the company started $121 million of wholly owned bulk industrial development projects totaling 1.8 million square feet, which were 20 percent pre-leased in total. These wholly owned development starts were comprised of four industrial developments, which included a speculative development project in the Lehigh Valley of Pennsylvania totaling one million square feet, a 46 percent pre-leased project in Minneapolis totaling 375,000 square feet and two projects in other markets totaling 360,000 square feet and 47 percent pre-leased.

- Four industrial projects totaling 1.9 million square feet, which were 65 percent leased, were placed in service during the quarter.

Joint Venture Properties

- During the quarter, a 50 percent-owned joint venture started a 400,000 square foot bulk industrial product in Indianapolis, which was 100 percent pre-leased, while another 50 percent-owned joint venture started a 232,000 square foot bulk industrial project in Columbus, which was 44 percent pre-leased.
- A 284,000 square foot industrial project in Indianapolis, which was 100 percent pre-leased, was placed in service during the quarter by a 50 percent-owned joint venture.

Acquisitions

The company acquired two recently completed bulk industrial properties in Chicago totaling 502,000 square feet, which were 100 percent leased, and three vacant bulk industrial projects in South Florida totaling 677,000 square feet, which were recently completed on a speculative basis.

Building Dispositions

Building dispositions totaled $2.46 billion in the second quarter and included the following:

Wholly Owned Properties

- A 10 building portfolio of 100 percent-leased medical office buildings, sold to a hospital system, totaling 381,000 square feet
- 65 medical office buildings totaling 4.6 million square feet, of which four buildings were under construction and one building was undergoing expansion, sold to a subsidiary of Healthcare Trust of America, Inc. ("HTA")
- Two medical office buildings, sold to another investor resulting from the exercise of a right of first refusal by a hospital system, totaling 206,000 square feet
- One non-strategic industrial building, totaling 68,000 square feet

Joint Venture Properties

- The company's ownership interest in one unconsolidated medical office joint venture sold to HTA
- The company's ownership interest in one unconsolidated medical office joint venture, sold to our partner pursuant to a buy/sell provision

- The company's ownership interest in a joint venture that owned one suburban office property was acquired by its partner

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.19 per share, or $0.76 per share on an annualized basis. The second quarter dividend will be payable on August 31, 2017 to shareholders of record on August 16, 2017.

2017 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT and to Core FFO is included in the financial tables to this release. The company revised its guidance for net income to $4.40 to $4.66 per diluted share from its previous guidance of $4.19 to $4.70 per diluted share. The company revised its guidance for FFO, as defined by NAREIT, to $1.20 to $1.33 per diluted share from its previous guidance of $1.07 to $1.21 and also revised its guidance for Core FFO to $1.20 to $1.26 per diluted share from its previous range of $1.16 to $1.24 per diluted share. The company revised its guidance for the range of growth in adjusted funds from operations ("AFFO"), on a share adjusted basis, to a range of 0.9 percent to 4.7 percent from the previous range of 0.0 percent to 5.7 percent.

Key changes to the assumptions underlying this updated guidance are as follows:

- The estimate for acquisitions was increased to a range of $700 million to $1.1 billion from the previous range of $150 million to $900 million;
- The estimate for development starts was increased to a range of $700 million to $900 million from the previous range of $500 million to $700 million;
- The pessimistic end of the estimate for average percentage leased was increased to 96.4 percent from the previous estimate of 96.0 percent;
- The estimate for growth in same property net operating income was narrowed to a range of 3.0 percent to 3.8 percent from the previous range of 2.5 percent to 4.3 percent;
- The estimate for special dividends per share was narrowed to a range of $0.70 to $1.15 from the previous range of $0.70 to $2.00.

More specific assumptions and components of the 2017 guidance will be available by 6:00 p.m. Eastern Time today in the company's supplemental information packet and

in the Range of Estimates page in the Investor Relations section of the company's website.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles ("GAAP"). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of

interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 17 of its June 30, 2017 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 138 million rentable square feet of industrial assets in 21 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, July 27, 2017, at 3:00 p.m. ET to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar

expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2016. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Revenues:				
Rental and related revenue	$165,836	$157,910	$337,512	$318,497
General contractor and service fee revenue	23,576	26,044	32,975	49,195
	189,412	183,954	370,487	367,692
Expenses:				
Rental expenses	14,506	17,017	30,743	37,752
Real estate taxes	26,902	24,899	53,412	49,685
General contractor and other services expenses	22,374	22,228	29,998	43,148
Depreciation and amortization	67,013	61,136	129,036	120,669
	130,795	125,280	243,189	251,254
Other operating activities:				
Equity in earnings of unconsolidated companies	51,933	3,534	56,682	25,394
Gain on dissolution of unconsolidated company	-	30,697	-	30,697
Promote income	20,007	24,087	20,007	24,087
Gain on sale of properties	34,341	39,314	71,387	54,891
Gain on land sales	1,279	707	2,784	837
Other operating expenses	(718)	(836)	(1,457)	(2,072)
Impairment charges	-	(5,651)	(859)	(12,056)
General and administrative expenses	(11,858)	(11,584)	(31,090)	(29,682)
	94,984	80,268	117,454	92,096
Operating income	153,601	138,942	244,752	208,534
Other income (expenses):				
Interest and other income, net	2,260	567	2,792	3,090
Interest expense	(21,680)	(29,511)	(44,566)	(59,644)
Loss on debt extinguishment	(9,561)	(2,430)	(9,536)	(2,430)
Acquisition-related activity	-	(72)	-	(75)
Income from continuing operations, before income taxes	124,620	107,496	193,442	149,475
Income tax benefit (expense)	(5,426)	157	(7,557)	(186)
Income from continuing operations	119,194	107,653	185,885	149,289
Discontinued operations:				
Income before gain on sales	11,095	2,278	15,185	4,484
Gain on sale of depreciable properties, net of tax	1,109,091	252	1,109,091	166
Income tax expense	(11,613)	-	(11,613)	-
Income from discontinued operations	1,108,573	2,530	1,112,663	4,650
Net income	1,227,767	110,183	1,298,548	153,939
Net income attributable to noncontrolling interests	(17,224)	(1,116)	(17,805)	(1,565)
Net income attributable to common shareholders	$1,210,543	$109,067	$1,280,743	$152,374
Basic net income per common share:				
Continuing operations attributable to common shareholders	$0.33	$0.30	$0.52	$0.43
Discontinued operations attributable to common shareholders	3.07	0.01	3.08	0.01
Total	$3.40	$0.31	$3.60	$0.44
Diluted net income per common share:				
Continuing operations attributable to common shareholders	$0.33	$0.30	$0.51	$0.43
Discontinued operations attributable to common shareholders	3.05	0.01	3.06	0.01
Total	$3.38	$0.31	$3.57	$0.44

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	June 30, 2017	December 31, 2016
Assets		
Real estate investments:		
Real estate assets	$5,500,036	$5,144,805
Construction in progress	469,734	303,644
Investments in and advances to unconsolidated companies	132,817	197,807
Undeveloped land	189,469	237,436
	6,292,056	5,883,692
Accumulated depreciation	(1,122,527)	(1,042,944)
Net real estate investments	5,169,529	4,840,748
Real estate investments and other assets held-for-sale	213,654	1,324,258
Cash and cash equivalents	76,326	12,639
Accounts receivable, net	23,580	15,838
Straight-line rents receivable, net	86,824	82,554
Receivables on construction contracts, including retentions	9,274	6,159
Deferred leasing and other costs, net	263,358	258,741
Restricted cash held in escrow for like-kind exchange	839,128	40,102
Notes receivable from property sales	423,946	25,460
Other escrow deposits and other assets	211,950	165,503
	$7,317,569	$6,772,002
Liabilities and Equity		
Indebtedness:		
Secured debt, net of deferred financing costs	$337,729	$383,725
Unsecured debt, net of deferred financing costs	1,942,399	2,476,752
Unsecured line of credit	-	48,000
	2,280,128	2,908,477
Liabilities related to real estate investments held-for-sale	9,089	56,291
Construction payables and amounts due subcontractors, including retentions	73,749	44,250
Accrued real estate taxes	65,551	59,112
Accrued interest	13,944	23,633
Other liabilities	173,457	153,846
Tenant security deposits and prepaid rents	38,195	33,100
Total liabilities	2,654,113	3,278,709
Shareholders' equity:		
Common shares	3,557	3,548
Additional paid-in-capital	5,196,184	5,192,011
Accumulated other comprehensive income	-	682
Distributions in excess of net income	(585,592)	(1,730,423)
Total shareholders' equity	4,614,149	3,465,818
Noncontrolling interests	49,307	27,475
Total equity	4,663,456	3,493,293
	$7,317,569	$6,772,002

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended June 30

(Unaudited and in thousands, except per share amounts)

	2017			2016		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$1,210,543**			**$109,067**		
Less: dividends on participating securities	(540)			(582)		
Net income per common share- basic	**1,210,003**	**355,647**	**$3.40**	**108,485**	**347,464**	**$0.31**
Add back:						
Noncontrolling interest in earnings of unitholders	11,240	3,305		1,101	3,504	
Other potentially dilutive securities	540	3,029		582	3,465	
Net income attributable to common shareholders- diluted	**$1,221,783**	**361,981**	**$3.38**	**$110,168**	**354,433**	**$0.31**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$1,210,543**	**355,647**		**$109,067**	**347,464**	
Adjustments:						
Depreciation and amortization	73,328			80,161		
Company share of joint venture depreciation, amortization and other	2,602			4,253		
Gains on depreciable property sales - wholly owned, discontinued operations	(1,103,077)			(252)		
Gains on depreciable property sales - wholly owned, continuing operations	(34,341)			(39,314)		
Income tax expense (benefit) triggered by depreciable property sales	19,658			(157)		
Gains on depreciable property sales - joint ventures	(48,933)			(91)		
Gain on dissolution of unconsolidated company	-			(30,697)		
Noncontrolling interest share of adjustments	10,046			(139)		
NAREIT FFO attributable to common shareholders - basic	**129,826**	**355,647**	**$0.37**	**122,831**	**347,464**	**$0.35**
Noncontrolling interest in income of unitholders	11,240	3,305		1,101	3,504	
Noncontrolling interest share of adjustments	(10,046)			139		
Other potentially dilutive securities		3,029			3,465	
NAREIT FFO attributable to common shareholders - diluted	**$131,020**	**361,981**	**$0.36**	**$124,071**	**354,433**	**$0.35**
Gain on land sales	(1,279)			(707)		
Loss on debt extinguishment	9,561			2,430		
Land impairment charges	-			5,651		
Gain on non-depreciable property sale - joint venture	(119)			-		
Promote income	(20,007)			(24,087)		
Income tax benefit from valuation allowance adjustment	(2,619)			-		
Acquisition-related activity	-			72		
Core FFO attributable to common shareholders - diluted	**$116,557**	**361,981**	**$0.32**	**$107,430**	**354,433**	**$0.30**
Adjusted FFO						
Core FFO - diluted	$116,557	361,981	$0.32	$107,430	354,433	$0.30
Adjustments:						
Straight-line rental income and expense	(4,725)			(3,794)		
Amortization of above/below market rents and concessions	121			424		
Stock based compensation expense	3,600			3,108		
Noncash interest expense	1,649			1,527		
Second generation concessions	(75)			(71)		
Second generation tenant improvements	(4,685)			(6,585)		
Second generation leasing commissions	(7,868)			(6,071)		
Building improvements	(1,687)			(741)		
Adjusted FFO - diluted	**$102,887**	**361,981**		**$95,227**	**354,433**	

(1) Excludes noncontrolling interest share of gains of $6,014 on depreciable property sales - wholly owned, discontinued operations during the three months ended June 30, 2017.

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Six Months Ended June 30

(Unaudited and in thousands, except per share amounts)

	2017			2016		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$1,280,743**			**$152,374**		
Less: dividends on participating securities	(1,083)			(1,171)		
Net income per common share- basic	**1,279,660**	**355,466**	**$3.60**	**151,203**	**346,564**	**$0.44**
Add back:						
Noncontrolling interest in earnings of unitholders	11,892	3,310		1,539	3,501	
Other potentially dilutive securities	1,083	3,013		569	2,162	
Net income attributable to common shareholders- diluted	**$1,292,635**	**361,789**	**$3.57**	**$153,311**	**352,227**	**$0.44**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$1,280,743**	**355,466**		**$152,374**	**346,564**	
Adjustments:						
Depreciation and amortization	154,885			157,959		
Company share of joint venture depreciation, amortization and other	5,096			7,892		
Impairment charges - depreciable property	859			-		
Gains on depreciable property sales - wholly owned, discontinued operations	(1,103,077)			(166)		
Gains on depreciable property sales - wholly owned, continuing operations	(71,387)			(54,891)		
Income tax benefit triggered by depreciable property sales	19,658			186		
Gains on depreciable property sales - joint ventures	(50,731)			(18,033)		
Gain on dissolution of unconsolidated company	-			(30,697)		
Noncontrolling interest share of adjustments	9,640			(623)		
NAREIT FFO attributable to common shareholders - basic	**245,686**	**355,466**	**$0.69**	**214,001**	**346,564**	**$0.62**
Noncontrolling interest in income of unitholders	11,892	3,310		1,539	3,501	
Noncontrolling interest share of adjustments	(9,640)			623		
Other potentially dilutive securities		3,013			3,434	
NAREIT FFO attributable to common shareholders - diluted	**$247,938**	**361,789**	**$0.69**	**$216,163**	**353,499**	**$0.61**
Gain on land sales	(2,784)			(837)		
Loss on debt extinguishment, including joint venture share	9,536			4,022		
Gain on non-depreciable property sale - joint venture	(119)			-		
Land impairment charges	-			12,056		
Promote income	(20,007)			(24,087)		
Income tax benefit from valuation allowance adjustment	(2,619)			-		
Acquisition-related activity	-			75		
Core FFO attributable to common shareholders - diluted	**$231,945**	**361,789**	**$0.64**	**$207,392**	**353,499**	**$0.59**
Adjusted FFO						
Core FFO - diluted	$231,945	361,789	$0.64	$207,392	353,499	$0.59
Adjustments:						
Straight-line rental income and expense	(8,044)			(7,505)		
Amortization of above/below market rents and concessions	663			1,058		
Stock based compensation expense	14,080			13,486		
Noncash interest expense	3,204			2,985		
Second generation concessions	(75)			(71)		
Second generation tenant improvements	(7,497)			(14,602)		
Second generation leasing commissions	(10,277)			(15,869)		
Building improvements	(2,931)			(1,262)		
Adjusted FFO - diluted	**$221,068**	**361,789**		**$185,612**	**353,499**	

(1) Excludes noncontrolling interest share of gains of $6,014 on depreciable property sales - wholly owned, discontinued operations during the six months ended June 30, 2017.

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended	
	June 30, 2017	June 30, 2016
Income from continuing operations before income taxes	$124,620	$107,496
Share of same property NOI from unconsolidated joint ventures	3,749	4,265
Income and expense items not allocated to segments	1,996	12,234
Earnings from service operations	(1,202)	(3,816)
Properties not included and other adjustments	(20,962)	(15,705)
Same property NOI	$108,201	$104,474
Percent Change	3.6%	

	Six Months Ended	
	June 30, 2017	June 30, 2016
Income from continuing operations before income taxes	$193,442	$149,475
Share of same property NOI from unconsolidated joint ventures	7,473	8,360
Income and expense items not allocated to segments	64,461	87,955
Earnings from service operations	(2,977)	(6,047)
Properties not included and other adjustments	(46,321)	(33,180)
Same property NOI	$216,078	$206,563
Percent Change	4.6%	

Duke Realty Corporation and Subsidiaries
Reconciliation of 2017 FFO Guidance
(Unaudited)

	Pessimistic	Optimistic
Net income per common share, diluted	**$4.40**	**$4.66**
Depreciation and gains on sales of depreciated property (including share of joint venture)	(3.20)	(3.33)
FFO per share - diluted, as defined by NAREIT	**$1.20**	**$1.33**
Gains on land sales	0.00	(0.05)
Other reconciling items	0.00	(0.02)
Core FFO per share - diluted	**$1.20**	**$1.26**